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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BANK ONE CORPORATION:

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our report dated January 14, 1999, on the consolidated financial statements of BANK ONE CORPORATION included in the Form 10-K of BANK ONE CORPORATION as of December 31, 1998 and 1997 and for the three years ended December 31, 1998 and to the reference to our Firm under the caption "Experts" included in this Registration Statement.



                                                        /s/ Arthur Anderson LLP


Chicago, Illinois,

July 2, 1999